Mercury Equity Group, LLC

Member, FINRA, SIPC

May 17, 2011

Fresh Harvest Products, Inc.
280 Madison Avenue
New York, NY 10016
Attn: Michael Friedman, CEO

Re: <u>Mercury Equity Group / Fresh Harvest Products– Investment Banking Engagement</u>

Dear Mr. Friedman:

We are pleased that Fresh Harvest Products, Inc. has decided to retain Mercury Equity Group, LLC ("Mercury"), subject to the terms and conditions of this letter agreement (this "**Agreement**"), on an exclusive basis to provide general financial advisory and investment banking services to it as set forth herein. This Agreement will confirm Mercury's acceptance of such retention and set forth the terms of our engagement. For purposes of this Agreement, the term "**Company**" shall include all of Fresh Harvest Products, Inc., a New Jersey corporation, and all of its subsidiaries, successors and assigns and any other entity that survives following any transaction in which Fresh Harvest Products, Inc. merges or combines with another entity.

1. <u>Retention</u>. Subject to the terms and conditions of this Agreement, the Company hereby retains Mercury as its exclusive financial advisor and investment banker to provide investment banking services to the Company, including in connection with: 1) a convertible debt financing for the Company for a maximum of $220,000 ("**Bridge Loan**"); and, if the Bridge Loan is completed within ninety (90) days of the date hereof, 2) a follow-on equity financing for the Company to be completed within one hundred eighty (180) days from the date the Bridge Loan is completed ("**Secondary Financing**") for a maximum of $880,000 which amount shall not include conversion of the debt issued in the Bridge Loan (the Bridge Loan and Secondary Financing collectively referred to as the "**Financing**"); it is contemplated that the Financing shall be on terms similar to those set forth on <u>Exhibit C</u> attached hereto or such other terms as agreed to by the Company and Mercury. Mercury accepts such retention on a "best efforts" basis and on the other terms and conditions set forth in this Agreement. Notwithstanding anything herein to the contrary, this Agreement is subject to the satisfactory completion of customary due diligence by Mercury. Mercury shall have the right to terminate this Agreement if in its sole determination it is unsatisfied with the results of such due diligence investigation. Such due diligence shall be completed within thirty (30) days of the date hereof.

2. <u>Information</u>. In connection with Mercury's activities hereunder, the Company

Suite 2020
380 Lexington Avenue
New York, NY 10168
Phone (212) 682-2393
Fax (212) 867-2616

will cooperate with Mercury and furnish Mercury upon request with all reasonable information requested by Mercury regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the "**Information**") which Mercury deems appropriate and will provide Mercury with reasonable access to the officers, directors, employees, independent accountants and legal counsel of the Company. In connection with capital raising efforts, the Company will also provide Mercury with offering materials with respect to the Company (such offering materials in the form authorized by the Company, including any exhibits or supplements thereto, being the "**Offering Materials**"). The Company represents and warrants to Mercury that all Information and Offering Materials made available to Mercury hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to Mercury will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that Mercury: (i) will use and rely primarily on the Information and the Offering Materials and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and Offering Materials and such other information; and (iii) will not make an appraisal of any assets of the Company. In addition, during the Initial Term and extensions thereof, Mercury is authorized as the Company's exclusive placement agent in connection with capital raising efforts to transmit to any prospective investor a copy or copies of the Offering Materials, forms of purchase agreements and any other legal documentation supplied to Mercury for transmission to any prospective investor by or on behalf of the Company or by any of the officers, representatives or agents of the Company, in connection with the performance of Mercury's services hereunder or any transaction contemplated hereby. Mercury hereby covenants that it will not, either alone or through its agents provide any information or materials to any prospective investor or make any representations respecting the business or affairs of the Company to any prospective investor, whether in connection with the Financing or otherwise, unless such information, materials and/or representation has been previously authorized by the Company in writing. Subject to the requirements of applicable laws, regulations or as requested by any government, regulatory or self-regulatory agency or body, any advice rendered by Mercury pursuant to this Agreement may not be disclosed publicly without Mercury's prior written consent. Mercury hereby acknowledges that the Information received by Mercury shall be confidential and/or proprietary, including Information with respect to the technologies, products, business plans, merger(s) and acquisition(s) candidates, licensing candidates, marketing, and other Information of the Company which must be maintained by Mercury as confidential unless: (i) disclosure of such Information is required by law or requested by any government, regulatory or self-regulatory agency or body; (ii) such Information is or becomes generally available to the public; or (iii) such Information was or becomes available to Mercury on a non-confidential basis from a source other than the Company or any of its representatives. Mercury agrees that it will not disclose such confidential and/or proprietary Information to any other person or entity or use such confidential and/or proprietary Information other than for the performance of its obligations under this Agreement. It is understood that Mercury's obligations under this section will remain in effect and shall be respected by Mercury until such time as the Information becomes a matter of public knowledge, irrespective of the expiration or termination, for any reason, of this Agreement.

3. Compensation. As consideration for Mercury's services pursuant to this Agreement, Mercury shall be entitled to receive, and the Company agrees to pay Mercury, the following compensation (the "**Placement Fee**"):

(a) With respect to the Bridge Loan, the Company agrees to pay Mercury:

(i) a cash fee equal to ten percent (10%) of the gross proceeds received by the Company from investors at each Bridge Loan closing; and

(ii) a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from investors at each Bridge Loan closing.

(b) With respect to the Secondary Financing, the Company agrees to pay Mercury:

(i) a cash fee equal to ten percent (10%) of the gross proceeds received by the Company from investors at each Secondary Financing closing (excluding with respect to investments converted into the Secondary Financing from the Bridge Loan for which Mercury has already received a cash fee pursuant to paragraph 3(a)(i) above); and

(ii) a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from investors at each Secondary Financing closing (excluding with respect to investments converted into the Secondary Financing from the Bridge Loan for which Mercury has already received a non-accountable expense allowance pursuant to paragraph 3(a)(ii) above).

All compensation contemplated under this Paragraph #3 shall be paid upon the closing of a Financing or any applicable portion thereof.

If the Company consummates the Bridge Loan in the full amount of $220,000 within ninety (90) days of the date hereof, subject to the requirements of applicable law, in addition to the compensation set forth above, the Company shall issue, following the final closing of the Secondary Financing, a number of shares of common stock to Mercury (and/or its designees) equal to the Pro Rata Portion (as defined below) of the Fee Shares (as defined below); provided, however that the Company shall not be required to issue any Fee Shares until such time as the Company shall cause an increase in the number of its authorized shares of common stock in an amount sufficient to issue such shares of common stock. For purposes of this Agreement, the term "**Fee Shares**" means a number of shares of the Company's common stock equal to five percent (5%) of the total issued and outstanding shares of common stock of the Company on a fully diluted basis as of immediately following the final closing of the Secondary Financing. For purposes of this Agreement, the term "**Pro Rata Portion**" means a fraction, (i) the numerator of which is (A) the total gross proceeds

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received by the Company in the Bridge Loan plus (B) the total gross proceeds received by the Company in the Secondary Financing (excluding debt converted into shares of common stock from the Bridge Loan) and (ii) the denominator of which is One Million One Hundred Thousand Dollars ($1,100,000). Such Fee Shares shall be subject to standard anti-dilution protection with respect to reorganizations, stock splits and stock dividends. For purposes of this Section 3, the term Company means Fresh Harvest Products, Inc., a New Jersey corporation.

For a period of two (2) years from the date of this Agreement and provided that Mercury then holds Fee Shares, if the Company issues any Additional Shares of Common Stock (as defined below) for consideration that is less than sixty percent (60%) of the closing trading price of the Company's common stock on the Pink Sheets on the date of issuance, (i.e., a 40% discount), the Company shall, subject to the requirements of applicable law, issue Mercury such number of shares of common stock as are necessary to maintain Mercury's (and the aforesaid designees') percentage ownership of the Company's outstanding shares of common stock, as to the Fee Shares, immediately prior to such issuance of Additional Shares of Common Stock. For purposes of this Agreement, "**Additional Shares of Common Stock**" shall mean all shares of common stock issued by the Company after the date of the first Secondary Financing closing (the "**Measurement Date**"), other than the following shares of common stock: (1) shares of common stock issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement; (2) shares of common stock issued upon the exercise of options or warrants or upon the conversion or exchange of convertible securities; (3) shares of common stock issued as a dividend or distribution on the common stock; (4) shares of common stock issued by reason of a dividend, stock split, reorganization, split-up or other distribution on shares of common stock or pursuant to any merger or share exchange; (5) shares of common stock issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; (6) shares of common stock issued to banks, creditors, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction; (7) shares of common stock issued in connection with any settlement of any action, suit, proceeding, liability, obligation or litigation; (8) shares of common stock issued in connection with development, marketing or other similar agreements or strategic partnerships; (9) shares of common stock issued to suppliers or third party service providers in connection with the provision of goods or services; (10) shares of common stock issued upon the conversion of promissory notes issued pursuant to the Bridge Loan financing and (11) shares of common stock issued upon the exercise, exchange or conversion of any option, warrant or convertible security exercisable for, exchangeable for or convertible into any of the shares of common stock excluded from the definition of Additional Shares of Common pursuant to clauses (1) through (10) above.

4. Certain Placement Procedures. The Company and Mercury each represents to the other that it has not taken, and the Company and Mercury each agrees with the other that it will not take any action, directly or indirectly, so as to cause the Financing to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "**Act**"). In effecting the Financing, the Company and Mercury each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements. The Company agrees that any representations and warranties made by it to any investor in the Financing

shall be deemed incorporated herein in their entirety and also to be made to Mercury for its benefit.

5. Expenses. The Company shall be responsible for all reasonable expenses (including, without limitation, fees and disbursements of counsel, due diligence fees, all travel expenses, expenses related to background checks, any FINRA fees, and all other out-of-pocket expenses) incurred by Mercury in connection with its engagement hereunder. The Company shall reimburse Mercury for incurred expenses from time to time as requested by Mercury. Notwithstanding the foregoing, any expenses in excess of Ten Thousand Dollars ($10,000) individually or in the aggregate must be approved in advance in writing by the Company.

6. Indemnification. Each party hereto agrees to indemnify the other in accordance with the indemnification and other provisions attached to this Agreement as Exhibits A and B (the "**Indemnification Provisions**"), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

7. Future Rights.

(a) As addtional consideration for its services hereunder and as an inducement to cause Mercury to enter into this Agreement, if at any time during the term of this Agreement or within two (2) years from the effective date of the termination of this Agreement, the Company proposes to effect (other than during the term of this Agreement the services to be provided by Mercury hereunder) i) a public or private offering of its securities (including equity or debt securities) for capital raising purposes, (ii) an acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or (iii) the acquisition of the Company by another corporation by merger, purchase of substantially all of the assets or other reorganization, ((i), (ii) and (iii) a "**Qualified Offering**") the Company shall offer to retain Mercury as manager of such Qualified Offering, or as its exclusive advisor, agent and/or investment banker in connection with such Qualified Offering, upon such terms as the parties may mutually agree, such terms to be set forth in a separate engagement letter or other agreement between the parties. Such offer shall be made in writing in order to be effective. The Company shall not offer to retain any other investment banking firm in connection with any such Qualified Offering on terms more favorable than those discussed with Mercury without offering to retain Mercury on such more favorable terms. Mercury shall notify the Company within twenty (20) days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Mercury should decline such retention, the Company shall have no further obligations to Mercury, except as specifically provided for herein. If such right is exercised by Mercury, the terms of any such engagement of Mercury will be separately agreed upon between the Company and Mercury and will be no less favorable to the Company than the engagement hereunder.

(b) If, within two (2) years after the Termination Date (as defined below), any of the Company completes any financing of equity or debt or other capital raising activity of such Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the potential investors who were first introduced to the Company by Mercury in connection with the financing contemplated hereby, the Company will pay to Mercury upon the closing of such financing the applicable compensation set forth

in Section 3 as a "Source Fee".

8. Other Activities. The Company acknowledges that Mercury has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of Mercury contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Mercury or of any member, manager, officer, employee, agent or representative of Mercury, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of Mercury to render services of any kind to any other corporation, firm, individual or association. Mercury may, but shall not be required to, present opportunities to the Company.

9. Termination; Survival of Provisions.

Either Mercury or the Company may terminate this Agreement at any time upon fifteen (15) days' prior written notice to the other party after **May 31, 2011** (the "**Initial Term**"). In the event that the Bridge Financing is completed within ninety (90) days after the date hereof, the Initial Term shall be extended for an additional One Hundred Eighty (180) days. In the event of such termination, the Company shall pay and deliver to Mercury all compensation earned through the date of such termination ("**Termination Date**") pursuant to any provision of Section 3 hereof and shall reimburse Mercury for all expenses incurred by Mercury in connection with its services hereunder pursuant to Section 5 hereof. All such fees and reimbursements due to Mercury pursuant to the immediately preceding sentence shall be paid to Mercury on, before or promptly following the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of a Financing or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof). Notwithstanding anything expressed or implied herein to the contrary (i) any Agency Agreement entered into between Mercury and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of Sections 2 (only to the extent of Mercury's obligations), 3 (to the extent of fees earned and unpaid, or as required by Section 7 of this Agreement), 5, 6 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 7, 8, 9 10, 11, 12, 13, 14, 15, 16, 17, 18, 20 and 21 shall survive the termination or expiration of this Agreement.

10. Notices. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to Mercury, to Mercury Equity Group LLC, 380 Lexington Avenue, Ste. 2020, New York, New York 10168, Attn: Edward Gibstein, email address: egibstein@mercuryequitygroup.com, and if to the Company, to the address, set forth on the first page of this Agreement, Attention: Michael J. Friedman Fax No.: 917.591.1971. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by express courier shall be deemed given on the fifth business day after delivery to the express courier; and any notice given by certified mail shall be deemed given upon the 10th business day after certification thereof.

11. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles. The Company irrevocably submits to the exclusive jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, and agrees that service of process in connection with any such suit, action or proceeding may be made upon the Company in accordance with Section 10 hereof. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

12. Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

13. Independent Contractor; Nondisclosure of Confidential Information. Mercury has been retained under this agreement as an independent contractor with duties owed solely to the Company and nothing in this Agreement or the nature of the Mercury's services shall be deemed to create a fiduciary or agency relationship between the Company and Mercury and shall not be deemed to be, an agent or fiduciary of the stockholders or creditors of the Company or any other person by virtue of this Agreement or the retention of Mercury hereunder, all of which are hereby expressly waived. The advice, written or oral, rendered by Mercury pursuant to this Agreement is intended solely for the benefit and use of the Company in considering the matters to which this Agreement relates, and the Company agree, subject to the requirements of applicable laws or regulations or as requested by any government, regulatory or self-regulatory agency or body, that such advice may not be relied upon by any other person, used for any other purpose, reproduced, disseminated, or referred to at any time, in any manner or for any purpose, nor, subject to the requirements of applicable laws or regulations or as requested by any government, regulatory or self-regulatory agency or body, shall any public references to Mercury be made by the Company, without the prior written consent of Mercury, which consent shall not be unreasonably withheld.

14. Best Efforts Engagement for Capital Raising. It is expressly understood and acknowledged that Mercury's engagement for the Financing does not constitute any commitment, express or implied, on the part of Mercury or of any of its affiliates to purchase or place the securities of the Company or to provide any type of financing and that the Financing will be conducted by Mercury on a "best efforts" basis. The parties acknowledge that Mercury shall be under no obligation to introduce the Company to prospective investors for the Secondary Financing until the Company has caused an increase in its authorized number of shares of common stock sufficient for the issuances contemplated to investors and Mercury hereunder.

15. Press Announcements. The Company agrees that Mercury shall, upon a successful transaction, have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that Mercury shall submit a copy of any such advertisement to the Company for its approval, such approval not to be unreasonably withheld.

16. Headings. The section headings in this Agreement have been inserted as a

matter of reference and are not part of this Agreement.

17. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Mercury nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

18. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions.

19. No Commitment. It is expressly understood and acknowledged that Mercury's engagement with respect to capital raising activities does not constitute any commitment, express or implied, on the part of Mercury or of any of its affiliates to purchase or place the Company's securities or to provide any type of financing.

20. Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

21. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

22. Board Representation. If Mercury introduces the Company to investors that invest at least Two Hundred Twenty Thousand Dollars ($220,000) in the Bridge Loan financing and at least Eight Hundred Eighty Thousand Dollars ($880,000) in the Secondary Financing (not including conversion of debt issued in the Bridge Loan) then following the Company's receipt of such $880,000 (less compensation to be paid to Mercury, and not including conversion of debt issued in the Bridge Loan) in the Secondary Financing, subject to the requirements of applicable law, the Company's bylaws and the Company's certificate of incorporation, Fresh Harvest Products, Inc. shall cause an increase in the size of its Board of Directors to five (5) members and Mercury may appoint (i) subject to Michael Friedman's approval of the director selected by Mercury, one (1) director to fill one of the vacancies on the Board of Directors caused by such increase and (ii) one (1) director to fill one of the vacancies on the Board of Directors caused by such increase; provided that such director is unaffiliated with Mercury or any of Mercury's employees, officers, directors or affiliates.

If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below and return it to us.

Very truly yours,

MERCURY EQUITY GROUP LLC

By: ______________________
Jeff Meshel, President

Agreed to and accepted this 17th day of May 2011.

Fresh Harvest Products, Inc., a New Jersey corporation

By: ______________________
Name: Michael Friedman, CEO

Exhibit A

COMPANY INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Mercury (the "Placement Agent") and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "Losses"), caused by, relating to, based upon, arising out of, or in connection with any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses resulted from the negligence or willful misconduct of any of the Indemnified Parties.

These Indemnification Provisions shall extend to the following persons (collectively, the "Indemnified Parties"): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, agents, attorneys, and controlling persons (within the meaning of the federal securities laws). These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness. An Indemnified Party shall have the right to retain counsel with respect to any action, suit, proceeding or investigation to which it proposes to demand indemnification subject to the written consent of the Company which may not be unreasonably withheld and the reasonable fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party only if made with the written consent of the Company. The Company shall not, without the prior written consent of Placement Agent which may not be unreasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and

assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Exhibit B

MERCURY INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

Mercury (the "Placement Agent") agrees to indemnify and hold harmless the Company and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "Losses"), caused by, relating to, based upon, arising out of, or in connection with, Placement Agent's acting for the Company, including, without limitation, any breach by the Placement Agent of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by the Company of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses resulted from the negligence or willful misconduct of any of the Indemnified Parties.

These Indemnfication Provisions shall extend to the following persons (collectively, the "Indemnified Parties"): (i) the Company, its present and former affiliated entities, shareholders, directors, officers, employees, agents, attorneys and controlling persons (within the meaning of the federal securities laws); and (ii) Target, its present and former affiliated entities, shareholders, directors, officers, employees, and controlling persons (within the meaning of the federal securities laws). These indemnification provisions shall be in addition to any liability which the Placement Agent may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Placement Agent with reasonable promptness. An Indemnified Party shall have the right to retain counsel with respect to any action, suit, proceeding or investigation to which it proposes to demand indemnification subject to the written consent of the Placement Agent which may not be unreasonably withheld, and the reasonable fees, expenses and disbursements of such counsel shall be borne by Placement Agent. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Placement Agent and any counsel designated by Placement Agent. Placement Agent shall be liable for any settlement of any claim against any Indemnified Party made with the written consent of Placement Agent. Placement Agent shall not, without the prior written consent of the Company which may not be unreasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

MS

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon Placement Agent and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Exhibit C
Term Sheet

The Financing will be provided in two tranches:

Bridge Loan - Tranche One:

Issuer: Fresh Harvest Products, Inc., a New Jersey corporation (the "Company")

Issue: Unsecured Promissory Notes at 12% *per annum* interest; 6 month maturity

Amount: maximum of $220,000

Conversion: The principal and interest accrued under the Promissory Notes shall automatically convert into shares of common stock, at a conversion rate of $.0085 per share of the Company's common stock, upon the earlier to occur of (i) six (6) months after the closing date of the Bridge Loan and (ii) the initial closing of the Secondary Financing, provided that such Promissory Notes shall not be convertible until such time as the Company shall cause an increase in the number of its authorized shares of common stock in an amount sufficient to issue such shares of common stock.

Investors: The Promissory Notes will be offered to accredited investors only.

Escrow Agent: To be mutually agreed upon by Mercury and the Company.

Use of Proceeds: The proceeds shall be used for general working capital purposes.

Secondary Financing - Tranche Two

Security: The Company's common stock or, if elected by the Company in its sole discretion, Series A Preferred Stock at a 'post-Secondary Financing' valuation agreed to by the Company and Mercury.

Amount: Maximum of $880,000, which shall not include conversion from debt issued in the Bridge Loan.

Investors: The securities will be offered to accredited investors only.

EscrowAgent: To be mutually agreed upon by Mercury and the Company.

Registration Rights: Piggy-back; In the event the Company registers any stock with the S.E.C., it shall include the shares of common stock issued to Investors under the Secondary Offering as part of the Registration Statement.

Use of Proceeds: The proceeds shall be used for general working capital purposes.

Neither this Term Sheet, Engagement Letter, nor any discussion or negotiation of the proposed transaction constitutes an agreement or obligation on the part of any person to purchase securities of the Company or enter into any agreement to purchase securities of the Company. Any such agreement or obligation shall arise solely upon execution and delivery to the Company by a purchaser of definitive documents acceptable to the Company and such purchaser.